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                                                                Exhibit (d)(xxi)

                     PARTNERSHIP INTEREST TRANSFER AGREEMENT

            THIS AGREEMENT is made as of the 30th day of April, 2004

BETWEEN:

                  MDS INC., a corporation governed by the laws of Canada ("MDS")

                                                              OF THE FIRST PART
                                     - and -

                  HEMOSOL INC., a corporation incorporated under the laws of Ontario ("HEMOSOL") (to be renamed LPBP Inc.)

                                                             OF THE SECOND PART

                                     - and -

                  MDS LABORATORY SERVICES INC., a corporation incorporated under the laws of Canada (the "GENERAL PARTNER"), as General Partner of MDS Laboratory Services, L.P., a limited partnership established under the laws of Ontario (the "PARTNERSHIP")

                                                              OF THE THIRD PART

                  WHEREAS MDS and Hemosol entered into an arrangement agreement dated as of February 11, 2004 to set out the terms and conditions of an arrangement (the "ARRANGEMENT") of Hemosol, its securityholders and MDS under section 182 of the Business Corporations Act (Ontario);

                  AND WHEREAS, in connection with the Arrangement, the Partnership was established under the laws of Ontario by Declaration dated the 13th day of April, 2004;

                  AND WHEREAS MDS has a 99.99% limited partnership interest in the Partnership (the "LP INTEREST") currently represented by 9,999 Units;

                  AND WHEREAS, in accordance with the terms of the Arrangement, MDS will transfer the LP Interest to Hemosol and Hemosol will acquire the LP Interest from MDS and MDS will surrender to Hemosol 500,000 Tranche A Warrants and the right to acquire 2,000,000 Tranche B Warrants (as such terms are hereinafter defined);

                  AND WHEREAS in consideration for the aforementioned transfer and surrender, Hemosol will issue to MDS 44,872,287 Class A Shares and 11,134,648,627 Class B Shares (as such terms are hereinafter defined);



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                                      -2-

                  AND WHEREAS Hemosol and MDS have agreed that MDS will also have a right of first refusal and an option to purchase the LP Interest, in whole or in part, in certain circumstances;

                  NOW THEREFORE IN CONSIDERATION of the premises and the mutual covenants in this Agreement and other consideration (the receipt and sufficiency of which are acknowledged), the Parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1  DEFINITIONS

     In this Agreement:

     "AFFILIATE" has the meaning ascribed thereto in the Canada Business Corporations Act;

     "AGREEMENT" means this partnership interest transfer agreement and any agreement supplementing or amending this Agreement;

     "BUSINESS DAY" means any day of the week except Saturday, Sunday or any statutory or civic holiday observed in Toronto, Ontario;

     "CLASS A SHARES" means the Class A voting common shares in the capital of Hemosol to be created and issued at the Effective Time;

     "CLASS B SHARES" means the Class B non-voting shares in the capital of Hemosol to be created and issued at the Effective Time;

     "EFFECTIVE TIME" means 11:59 p.m. (Toronto time) on the effective date of the Arrangement;

     "INCLUDING" and "INCLUDES" shall be deemed to be followed by the statement "without limitation" and neither of such terms shall be construed to limit any word or statement which it follows to the specific or similar items or matters immediately following it;

     "LIMITED PARTNERSHIP AGREEMENT" means the limited partnership agreement between MDS, as initial limited partner, and the General Partner, as general partner, dated as of April 13, 2004;

     "LP INTEREST" means the 99.99% limited partnership interest in the Partnership, currently represented by 9,999 Units;

     "MDS MOU" means the memorandum of understanding between MDS and Hemosol dated October 22, 2002, as amended on December 23, 2003;



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                                      -3-

     "NEW HEMOSOL" means Hemosol Corp., a corporation incorporated under the laws of Ontario;

     "NEW MOU" means the memorandum of understanding to be entered into by MDS and New Hemosol which shall be substantially similar to the MDS MOU other than (i) the number of Tranche B Warrants contemplated therein shall be reduced by one-half and (ii) the exercise price per Tranche B Warrant shall be reduced by $0.04;

     "OPTION EVENT" means any one of the events set out in Section 3.3 hereof;

     "PARTIES" means the Partnership, MDS and Hemosol and "PARTY" means any one of them;

     "PERSON" includes an individual, body corporate, partnership, joint venture, trust, unincorporated organization, the Crown or any agency or instrumentality thereof or any other entity recognized by law;

     "PLAN OF ARRANGEMENT" means the plan of arrangement of Hemosol as contemplated by the Arrangement Agreement;

     "PURCHASED UNITS" has the meaning set out in Section 3.5;

     "SHARE CONSIDERATION" has the meaning set out in Section 2.1;

     "SURRENDERED WARRANTS" has the meaning set out in Section 2.1;

     "TAX ACT" means the Income Tax Act (Canada);

     "TRANCHE A WARRANT CERTIFICATE" means the certificate dated November 22, 2002 registered in the name of MDS evidencing the Tranche A Warrants;

     "TRANCHE A WARRANTS" means the warrants of Hemosol issued to MDS entitling MDS to acquire, on the due exercise thereof, up to 6,000,000 common shares of Hemosol at an exercise price of $1.00 per share on the terms and conditions set out in the Tranche A Warrant Certificate;

     "TRANCHE B WARRANTS" means the warrants of Hemosol to purchase up to 4,000,000 shares of Hemosol to be issued to MDS in certain circumstances on the terms and conditions set out in the MDS MOU; and

     "UNIT" means a unit in the capital of the Partnership.


1.2  INTERPRETATION

     (a) In this Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.



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                                      -4-

     (b) This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Province of Ontario and the laws of Canada applicable therein.

     (c) If any action required by this Agreement is to be taken on a day which is not a Business Day, such action shall be taken on the next succeeding Business Day.

     (d) All payments to be made by any Party to another shall be paid in Canadian dollars in cash, by bank draft or by certified cheque.

                                   ARTICLE 2
               TRANSFER OF LP INTEREST AND SURRENDER OF WARRANTS

2.1  TRANSFER OF LP INTEREST AND SURRENDER OF WARRANTS

     Effective at the Effective Time MDS shall sell, transfer and deliver the LP Interest to Hemosol and Hemosol shall acquire the LP Interest, all as provided in this Agreement. In conjunction with the foregoing and at the time contemplated in the Plan of Arrangement, MDS shall surrender 500,000 Tranche A Warrants and the right to receive 2,000,000 Tranche B Warrants (collectively, the "SURRENDERED WARRANTS"). As consideration for the LP Interest and the surrender by MDS of the Surrendered Warrants, Hemosol shall issue to MDS 38,322,390 Class A Shares and 11,134,648,627 Class B Shares (collectively, the "SHARE CONSIDERATION") having a fair market value of $502,745,640, which shares shall be issued as fully paid and non-assessable shares.

2.2  EVIDENCE OF TRANSFER

     Hemosol shall cause its registrar and transfer agent to deliver to MDS share certificates evidencing the Share Consideration in accordance with the delivery terms set out in the Plan of Arrangement. MDS and Hemosol shall enter into an amendment to the Tranche A Warrant Certificate and, subject to the prior execution by New Hemosol of the New MOU, shall terminate the MDS MOU to reflect the surrender by MDS of the Surrendered Warrants.

2.3  TAX ELECTIONS

     MDS and Hemosol agree that the transfer of the LP Interest and the Surrendered Warrants to Hemosol shall occur on a tax-deferred basis under section 85 of the Tax Act and the corresponding provisions of any applicable provincial income tax legislation. MDS and Hemosol agree to file joint elections pursuant to subsection 85(1) of the Tax Act in the prescribed form and within the prescribed time. The elected amount shall be determined by MDS. In no event shall the elected amount in respect of the LP Interest and the Surrendered Warrants be less than $1.00. MDS and Hemosol agree to file jointly corresponding elections under the corresponding provisions of any applicable provincial income tax legislation. MDS shall prepare and file all such elections.



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                                      -5-

                                   ARTICLE 3
                            TRANSFER OF LP INTEREST

3.1  GENERAL RESTRICTIONS

     (a) Hemosol may not and covenants and agrees that it will not directly or indirectly sell, transfer or otherwise dispose of all or part of the LP Interest except as expressly required or permitted by this Agreement.

     (b) The Partnership agrees that it will not recognize any sale, transfer or other disposition of all or part of the LP Interest by Hemosol except as expressly required or permitted by this Agreement.

     (c) Hemosol may not and covenants and agrees that it will not, directly or indirectly, mortgage, pledge, charge, hypothecate or otherwise encumber all or part of the LP Interest to or in favour of any Person, including a Canadian chartered bank or trust company by way of collateral security for a loan or outstanding indebtedness.

3.2  RIGHT OF FIRST REFUSAL

     If Hemosol receives from a bona fide third party purchaser (the "THIRD PARTY PURCHASER") an offer to purchase all or part of the Units held by Hemosol (the "OFFERED UNITS") which Hemosol desires to accept (a "THIRD PARTY OFFER"), Hemosol shall promptly give MDS a notice (an "OFFER NOTICE") to that effect together with a copy of the Third Party Offer. The following provisions of this
Section 3.2 shall then apply:

     (a) The Offer Notice shall be deemed to be an offer by Hemosol to sell the Offered Units to MDS on the same terms and conditions as those set forth in the Third Party Offer, which offer shall be irrevocable for a period of thirty (30) days from the date the Offer Notice is given to MDS (the "Offer Period").

     (b) Prior to the expiry of the Offer Period, MDS shall send a written notice to Hemosol either:

          (i) accepting the offer and setting out the number of Offered Units that MDS is willing to purchase from Hemosol; or

          (ii) declining to purchase any of the Offered Units.

          If MDS fails to give such written notice prior to the expiry of the Offer Period, MDS shall be conclusively deemed to have declined to purchase any of the Offered Units.

     (c) If MDS does not accept the offer or MDS does not agree to buy all of the Offered Units, then the Offered Units may be sold by Hemosol to the Third Party Purchaser within sixty (60) days of the expiry of the Offer Period on the terms and conditions of the Third Party Offer.



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     (d)  If Hemosol has not sold the Offered Units to the Third Party on the terms and conditions of the Third Party Offer within the sixty (60) day period referred to in Section 3.2(c), or if Hemosol wishes to sell the Offered Units to the Third Party on terms and conditions different from the terms and conditions of the Third Party Offer, the Offeror shall not sell any Offered Shares without again complying with the provisions of this Section 3.2 from time to time.

3.3  OPTION EVENT

     An "OPTION EVENT" under this Agreement shall be deemed to have occurred if:

     (a) the Partnership is wound up or dissolved or any actions, or any proceedings or actions are taken by or against it in respect of any of the foregoing; or

     (b) the Partnership proposes to sell all or substantially all of its assets otherwise than in the ordinary course of business.

The Partnership shall notify the other parties hereto immediately upon the occurrence of an Option Event in respect of it or a decision of it to proceed with an Option Event.

3.4  RIGHTS ON OPTION EVENT

     Within 20 Business Days of notification of an Option Event (the "OPTION PERIOD"), MDS may elect to purchase the LP Interest from Hemosol for a purchase price equal to the fair market value of the LP Interest, as determined (pursuant to Section 3.6) as at the time immediately prior to the Option Event. The following provisions of this Section shall govern that purchase:

     (a) MDS may exercise its option to purchase the LP Interest at any time within the Option Period, by giving the Partnership and Hemosol written notice to that effect. The option, however, shall terminate and be of no further force or effect if the Partnership decides not to proceed with the Option Event, if applicable, before the purchase has been completed; and

     (b) MDS shall purchase the LP Interest within 20 Business Days of the end of the Option Period.

3.5  GENERAL PROVISIONS RELATING TO LP INTEREST TRANSFER

     In this Section 3.5, the term "PURCHASED UNITS" means the Units to be purchased by MDS from Hemosol pursuant to Sections 3.2 or 3.4. The closing of the purchase and sale of the Purchased Units shall, in the absence of a contrary agreement between MDS and Hemosol, occur at MDS's principal place of business at 10:00 a.m. (Toronto time) on the date specified in the relevant notice or such later date as is agreed by MDS and Hemosol. Such date and time are referred to as the "DATE OF CLOSING" and the "TIME OF CLOSING", respectively.



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     At the Time of Closing on the Date of Closing:

     (a) MDS shall pay to Hemosol the aggregate purchase price payable for the Purchased Units by delivery of a bank draft or certified cheque drawn on a Canadian chartered bank in respect of the purchase price or shall provide such other form of consideration as MDS and Hemosol agree; and

     (b) Hemosol shall deliver to MDS: (i) a receipt for payment of the purchase price for the Purchased Units; (ii) a written warranty from Hemosol that: (A) Hemosol is the sole beneficial owner of the Purchased Units, free and clear of all liens, charges, pledges, security interests, adverse claims or other encumbrances; and (B) there are no contractual or other restrictions on the transfer of the Purchased Units which have not been complied with; and (iii) any deeds and documents necessary to give effect to the transfer of the Purchased Units.

3.6  FAIR MARKET VALUE

     In this Agreement, "FAIR MARKET VALUE" of the LP Interest shall mean the fair market value of the LP Interest, as determined by a mutually acceptable accounting firm or investment banking firm that is independent of each of MDS and Hemosol (an "INDEPENDENT VALUATOR"). The Independent Valuator shall be instructed to provide MDS and Hemosol with full and open access to the working papers and determinations made and prepared by the Independent Valuator. The fees of such Independent Valuator shall be borne equally by MDS and Hemosol.

                                   ARTICLE 4
                                  MISCELLANEOUS

4.1  ASSIGNMENT

     MDS may assign this agreement to an affiliate thereof. Subject to the foregoing, this Agreement may not be assigned and shall be binding upon all of the Parties and their respective successors and assigns.

4.2  NOTICE

     All notices and other communications hereunder shall be in writing and shall be delivered to the Parties at the following addresses or sent by fax at the following facsimile numbers or at such other addresses or facsimile numbers as shall be specified by the Parties by like notice:



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                                      -8-

     (a)  if to Hemosol:

          LPBP Inc.
          100 International Blvd.
          Toronto, Ontario
          M9W 6J6

          Attention:          John Anderson
          Facsimile No.:      416 924 2155

     (b)  if to MDS:

          100 International Boulevard
          Toronto, Ontario
          M9W 6J6

          Attention:          James A.H. Garner
          Facsimile No.:      416 213 4222

     (c)  if to MDS Laboratory Services, L.P.:

          c/o MDS Laboratory Services Inc.
          100 International Boulevard
          Toronto, Ontario
          M9W 6J6

          Attention:          General Manager
          Facsimile No.:      416 213 4215

     The date of receipt of any such notice shall be deemed to be the date of delivery thereof (unless such day is not a Business Day, in which case the date of receipt shall be deemed to be the next Business Day) or, in the case of notice sent by facsimile, the date of successful transmission thereof (unless transmission is received after normal business hours, in which case the date of receipt shall be deemed to be the next Business Day).

4.3  FURTHER ASSURANCES

     Each Party will execute any deeds, assignments, agreements, and further and other instruments and writings and give such further assurances as may be necessary or appropriate to give effect fully to the provisions and intent of this Agreement. Each of the Partnership and the General Partner confirms its knowledge of this Agreement and will carry out and be bound by the provisions of this Agreement to the full extent that it has the capacity and power at law to do so.



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4.4  AMENDMENTS

     This Agreement may only be amended by an instrument in writing signed by all Parties hereto.

4.5  COUNTERPARTS

     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

4.6  TERM

     This Agreement shall terminate when Hemosol no longer owns the LP Interest.

4.7  SPECIAL RELIEF

     Each of Hemosol and the Partnership agree that MDS may obtain an injunction or other appropriate relief against either of them if either contravenes or fails to comply with any provision of this Agreement in any way, and further agrees that the provisions of this Section may be pleaded against Hemosol and/or the Partnership, as applicable, by way of estoppel or defence.

4.8  INVALIDITY

     The invalidity of any provision of this Agreement shall not affect the validity of any other provision. If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other provision and such provisions are declared to be separate, distinctive and severable.

4.9  CARRYING ON BUSINESS

     The Partnership covenants and agrees to carry on its business and its operations in accordance with the provisions of this Agreement and to take no action which would constitute a contravention of any of its provisions. The Partnership shall maintain a true copy of this Agreement at its head office for examination.

4.10 CONFLICT WITH LIMITED PARTNERSHIP AGREEMENT

     If there is a conflict between the provisions of this Agreement and the provisions of the Limited Partnership Agreement, the Parties shall promptly do whatever is required to amend the Limited Partnership Agreement so that it conforms to the provisions of this Agreement.



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4.11 WAIVER

     No waiver by any Party of any of its rights hereunder shall be effective unless made in writing and no such waiver shall be construed as, nor constitute, a continuing waiver of such right nor a waiver of any other right hereunder.

4.12 TIME

     Time shall be of the essence hereof.

     IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.


                                         MDS INC.


                                         By:____________________________________
                                            Name:
                                            Title:


                                         HEMOSOL INC.


                                         By:____________________________________
                                            Name:
                                            Title:

                                         By:____________________________________
                                            Name:
                                            Title:


                                         MDS LABORATORY SERVICES, L.P., BY ITS
                                         GENERAL PARTNER MDS LABORATORY
                                         SERVICES INC.


                                         By:____________________________________
                                            Name:
                                            Title: